EXHIBIT 10.17

ACTION REQUIRED: MUST BE RETURNED BY

Election Form 2005 Deferred Compensation Plan

Name (Last, First, Middle Initial)	Social Security Number

You may use this form to:

•	Indicate the Annual Deferral Amount of your Base Salary, Bonus and Commissions that you wish to defer during the Plan Year.

•	Elect to receive a Scheduled Distribution.

•	Select the form of your Retirement Benefit payment, and elect a Change in Control Benefit.

•	Allocate new Annual Deferral Amounts and new discretionary Company Contribution Amounts among the available investment options.

DEFERRAL ELECTION	Please select all that apply; fill in the appropriate blanks with whole percentages or whole dollar amounts.
☐ Base Salary	I elect to defer % or $ of my Base Salary earned in . (maximum of 50%)

☐ Bonus (for Fiscal Year ending )	I elect to defer % or $ of my Bonus earned during the period through . (maximum of 100%)

☐ Bonus (for Fiscal Year beginning )	I elect to defer % or $ of my Bonus earned during the company’s fiscal year beginning . (maximum of 50%)

☐ Commissions	I elect to defer % or $ of my Commissions earned in . (maximum of 50%)

☐ Non-Participation	I elect not to participate in the Plan Year.

*	The minimum aggregate deferral amount for Base Salary, Bonus and/or Commissions is $5,000. The minimum deferral amount will be pro-rated in accordance with the terms of the Plan for any Participant who commences participation in the Plan after the first day of a Plan Year.

PLEASE TURN OVER AND COMPLETE PAGE 2

ACTION REQUIRED: MUST BE RETURNED BY

Election Form 2005 Deferred Compensation Plan

OPTIONAL SCHEDULED DISTRIBUTION ELECTION*	Please fill in each blank if you wish to receive a Scheduled Distribution.

☐	I irrevocably elect to receive a Scheduled Distribution of my Annual Deferral Amount, as well as any investment gains or losses attributable to such amounts, payable within 60 days of January 1, (must be 2010 or later).

Please state the percentage of the Annual Deferral Amount (and any investment gains or losses) you would like to receive as a Scheduled Distribution:             %.

*	If you choose not to elect a Scheduled Distribution, or you elect to receive less than 100% of your Annual Deferral Amount as a Scheduled Distribution, the remainder of your Annual Deferral Amount, and any related investment gains or losses, will be paid to you along with the rest of your vested Account Balance pursuant to the Plan.

You may make a one-time election to postpone the distribution of a previously designated Scheduled Distribution, provided (i) you submit a properly completed Scheduled Distribution Change Form to the Committee at least one year prior to your previously designated Scheduled Distribution date, (ii) the new Scheduled Distribution date you select is at least five years after your previously designated Scheduled Distribution date, and (iii) the election of the new Scheduled Distribution date is not effective until at least one year after the date the election is made.

RETIREMENT BENEFIT DISTRIBUTION ELECTION*	Please select lump sum or annual installments; fill in the number of years, if necessary.

☒	I elect to receive a Retirement Benefit in the manner indicated below, to the extent allowed by the Plan (select one payment option below). This election will apply to all Retirement Benefits.

☐	A lump sum payment

☐	Annual installments for years (up to 10 years).

*	After the initial enrollment, you may make a one-time election to change the form of your Retirement Benefit payment, as long as (i) you submit a properly completed Retirement Benefit distribution election change form to the Plan Committee at least one year prior to the date on which your Retirement Benefit payments would otherwise commence, (ii) your first Retirement Benefit payment is postponed by at least five years following the date on which such payment would otherwise commence, and (iii) the election to change the form of your Retirement Benefit payment is not effective until at least one year after the date the election is made. Please note that if your election to change the form of your Retirement Benefit payment would result in the shortening of the length of such benefit (e.g., a change from annual installments to a lump sum payment; from 10 annual installments to 5 annual installments, etc.), and the Plan Committee determines such election to be inconsistent with applicable tax law, the election will not be effective.

PLEASE COMPLETE PAGE 3 AND SIGN

ACTION REQUIRED: MUST BE RETURNED BY

Election Form 2005 Deferred Compensation Plan

CHANGE IN CONTROL DISTRIBUTION ELECTION	Please select one box below.

☐ Change in Control Benefit	I irrevocably elect to receive a Change in Control Benefit equal to my vested Account Balance upon the occurrence of a Change in Control.

☐ No Benefit	I irrevocably elect to have my Account Balance remain in the Plan and continue to be subject to the terms and conditions of the Plan upon a Change in Control.

NEW DEFERRALS/ DISCRETIONARY CONTRIBUTIONS ALLOCATION ELECTION	Please select in whole percentage increments; the total must equal 100%.

I elect to allocate my new Annual Deferral Amounts and new company contributions, excluding any Company Matching Amounts that are irrevocably allocated to the SWS Group, Inc. Stock Unit Fund, to the following Measurement Funds:

☐ MainStay VIP Cash Management	%	☐ T. Rowe New American Growth	%
☐ T. Rowe Limited-Term Bond	%	☐ Fidelity VIP Mid Cap: IC	%
☐ PIMCO VIT Total Return: AC	%	☐ MainStay VP Mid Cap Growth	%
☐ T. Rowe Equity Income	%	☐ Royce Micro-Cap	%
☐ Fidelity VIP Index 500: IC	%	☐ Scudder VIT Small Cap Index: CI A	%
☐ Fidelity VIP Contrafund: IC	%	☐ Alger American Small Cap: CI O	%
☐ T. Rowe Blue Chip Growth	%	☐ MainStay VP International Equity	%
		☐ SWS Group, Inc. Stock Unit Fund *	%

*	Once allocated into the SWS Group, Inc. Stock Unit Fund, the amounts cannot be re-allocated to any other measurement fund.

ACKNOWLEDGED AND AGREED:	ACCEPTED:

Signature of Participant Date	For the Committee Date

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